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                                                                 Exhibit (a)(iv)



                             SUNAMERICA SERIES TRUST

                     ESTABLISHMENT AND DESIGNATION OF SHARES
       OF BENEFICIAL INTEREST AND ESTABLISHMENT AND DESIGNATION OF CLASSES

         The undersigned being a majority of the Trustees of SunAmerica Series Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts Business Trust, DO HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 6.1 and 6.10 of the Declaration of Trust of the Trust, dated September 11, 1992 (hereinafter, as amended, referred to as the "Declaration of Trust"), and by the affirmative vote of the entire Board of Trustees of the Trust, duly taken in the manner provided in the Declaration of Trust at a meeting held on May 21, 2002, the following is hereby authorized:

(1) That two new series of the Trust's unissued shares of beneficial interest, without par value, are hereby established and designated to have all the rights and preferences described in the Declaration of Trust, to be designated as follows:

                          Foreign Value Portfolio; and
                         Small & Mid Cap Value Portfolio

         The power of the Trustees of the Trust to invest and reinvest the property of such series shall be governed by Section 3.2 of the Declaration of Trust.

         (2) The shares of each of the Foreign Value Portfolio and the Small & Mid Cap Value Portfolio (collectively the "Portfolios") shall be further divided into two classes of shares, which are designated Class A and Class B. Except to the extent otherwise provided by the Declaration of Trust, this Establishment and Designation or other charter document classifying or reclassifying such shares, the Class A and Class B shares of the Portfolios shall represent an equal and proportionate interest in the assets belonging to the applicable series (subject to the liabilities of that series) and each share of the particular series shall have identical voting (except with respect to those matters affecting a particular class of shares), dividend, liquidation and other rights, as set forth in the Declaration of Trust; PROVIDED, HOWEVER, that notwithstanding anything in the Declaration of Trust to the contrary:


                  (a) the Class A and Class B shares may be issued and sold subject to different sales loads, charges or other fees, whether initial, deferred or contingent, or any combination thereof, as the Board of Trustees of the Trust may from time to time establish in accordance with the Investment Company Act of 1940, as amended (the "1940 Act") and the Conduct Rules adopted by NASD Regulation, Inc.;



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                  (b) the expenses, costs, charges, fees and other liabilities which are determined by or under the supervision of the Board of Trustees of the Trust to be attributable to a particular class of shares of a particular series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) may be charged to that class and appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value of, or the dividends and distributions on, the shares of that class; and

                  (c) the Class A and Class B shares of the Portfolios may have such different exchange rights as the Board of Trustees of the Trust may provide in compliance with the 1940 Act.

                  No other changes to the special and relative rights of the existing series of the Trust are intended by this instrument.


                  The actions contained herein shall be effective on or about August 1, 2002.


         IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series and Classes (which may be on one or more separate counterparts) as of the 3rd day of July, 2002.





---------------------------------------- ---------------------------------------
             Carl D. Covitz                          Gilbert T. Ray
    As Trustee and not individually         As Trustee and not individually




---------------------------------------- ---------------------------------------
             Jana W. Greer                           Allan L. Sher
    As Trustee and not individually         As Trustee and not individually




---------------------------------------- ---------------------------------------
            Monica C. Lozano                       Bruce G. Willison
    As Trustee and not individually         As Trustee and not individually